Exhibit 10.4

AMENDED AND RESTATED

PEAPACK-GLADSTONE FINANCIAL CORPORATION RESTRICTED STOCK UNIT DEFERRED COMPENSATION PLAN

Originally effective January 1, 2017

Amended and restated effective as of October 2, 2024

AMENDED AND RESTATED

PEAPACK-GLADSTONE FINANCIAL CORPORATION RESTRICTED STOCK UNIT DEFERRED COMPENSATION PLAN

Amended and restated effective as of October 2, 2024

Purpose

The purpose of this Amended and Restated Restricted Stock Unit Deferred Compensation Plan, as established originally effective as of January 1, 2017, as amended and restated as of October 2, 2024 (the “Effective Date”), is to provide specified Directors and a select group of management and highly compensated Employees who contribute materially to the continued growth, development, and future business success of Peapack-Gladstone Financial Corporation with an opportunity to defer receipt of stock payable in connection with restricted stock units granted to them in connection with their Board service or employment. The Plan shall be unfunded for tax purposes and for purposes of Title 1 of ERISA.

ARTICLE I

Definitions

For purposes of the Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1
“Account” or “Accounts” shall mean the bookkeeping account or accounts established under this Plan for a Participant, including any subaccounts deemed necessary or advisable by the Company or administrator for the maintenance of efficient records. Each Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her Beneficiary, pursuant to the Plan.

1.2
“Account Balance” shall mean, with respect to a Participant, a credit on the records of the Company equal to the sum of the Participant’s RSU Deferral Accounts, Investment Account, and Dividend Contribution Account. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her Beneficiary, pursuant to the Plan.

1.3
“Affiliated Group” means (i) the Company and (ii) all entities with which the Company would be considered a single employer under Sections 414(b) and 414(c) of the Code, provided that in applying Sections 1563(a)(1), (2) and (3) of the Code for purposes of determining whether a controlled group of corporations exists under Section 414(b), the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Sections 1563(a)(1), (2) and (3), and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining whether trades or businesses (whether or not incorporated) are under common control for purposes of Section 414(c), the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2. The term “Affiliated Group” shall be interpreted in a manner consistent with the definition of “service recipient” contained in Section 409A of the Code.

1.4
“Annual Installment Method” shall be an annual installment payment over the number of years selected by the Participant in accordance with the Plan. Each annual installment shall be calculated by multiplying the applicable Account or subaccount total by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due to the Participant. By way of example, if the Participant elects a ten

(10) year Annual Installment Method, the first payment shall be 1/10 of the applicable vested Account, calculated as described in this definition. The following year, the payment shall be 1/9 of the applicable Account, calculated as described in this definition.

For purposes of Section 409A of the Code, an annual installment payment shall be considered a “single payment” as defined in IRS regulation 1.409A-2(b)(2)(iii).

1.5
“Beneficiary” shall mean the person or persons, designated in accordance with Article 6, who are entitled to receive benefits under the Plan upon the death of a Participant.

1.6
“Beneficiary Designation Form” shall mean the form established from time to time by the Board that a Participant completes, signs, and returns to the Board or its designee to designate one or more Beneficiaries.

1.7
“Benefit Distribution Date” shall mean the date upon which all or an objectively determinable portion of a Participant’s Accounts will become eligible for distribution. Except as otherwise provided in the Plan, a Participant’s Benefit Distribution Date for an Account

shall be determined based on the earliest to occur of an event or scheduled date set forth in Articles 4 and 5, as applicable.

1.8
“Board” shall mean the Board of Directors of the Company or a committee appointed by the Board to administer the Plan.

1.9
“Change in Control” shall mean the occurrence of a “change in the ownership,” a “change in the effective control,” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code and the regulations promulgated thereunder.

1.10
“Change in Control Benefit” shall have the meaning set forth in Section 5.5.

1.11
“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.12
“Company” shall mean Peapack-Gladstone Financial Corporation and any successor to all or substantially all of the Company’s assets or business.

1.13
“Dividend Contribution Amounts” shall mean the value of any cash dividends declared with respect to RSUs deferred under this Plan.

1.14
“Dividend Contribution Account” shall mean the sum of the Participant’s Dividend Contributions Amounts, as adjusted for earnings, less all distributions made to the Participant or his or her Beneficiary pursuant to the Plan that relate to the Participant’s Dividend Contribution Account.

1.15
“Director” shall mean any member of the Board.

1.16
“Disability” or “Disabled” shall mean the occurrence of circumstances under which a Participant meets one of the following requirements (a) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer. For purposes of this Plan, a Participant shall be deemed Disabled if determined to be totally disabled by the Social Security Administration. A Participant shall also be deemed Disabled if determined to be disabled in accordance with the applicable disability insurance program of the Company, provided that the definition of “disability” applied under such disability insurance program complies with the requirements of this Section.

1.17
“Disability Benefit” shall mean the benefit set forth in Section 5.4.

1.18
“Election Form” shall mean the form, which may be in electronic format, established from time to time by the Board that a Participant completes, signs and returns to the Board to make deferral, investment and distribution elections under the Plan.

1.19
“Employee” shall mean a person who is an employee of the Company.

1.20
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.21
“Investment Account” shall mean an Account or Accounts maintained for each Participant that is credited with Participant voluntary deferrals of cash (other than dividends) pursuant to the terms of the Plan, which may be invested in the Investment Funds in accordance with Section 3.6.

1.22
“Investment Fund” has the meaning set forth in Section 3.6(a).

1.23
“LTIP” shall mean the Peapack-Gladstone Financial Corporation 2012 Long-Term Stock Incentive Plan, as amended from time to time, or any successor plan, including the 2021 Long-Term Incentive Plan.

1.24
“Participant” shall mean any Employee or Director (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs an Election Form and a Beneficiary Designation Form, (iv) whose signed Election Form and Beneficiary Designation Form are accepted by the Board, (v) who commences participation in the Plan, and (vi) whose participation in the Plan has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an Account Balance under the Plan, even if he or she has an interest in the Participant’s benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce

1.25
“Plan” shall mean this Amended and Restated Peapack-Gladstone Financial Corporation Restricted Stock Unit Deferred Compensation Plan, as it may be amended from time to time.

1.26
“Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.27
“RSU” or “RSUs” mean restricted stock units, including service-based and performance- based restricted stock units, granted pursuant to the LTIP. In addition, for purposes of this Plan, RSUs shall include cash-settled RSUs granted pursuant to the LTIP, phantom stock awards granted under the Company’s 2024 Phantom Stock Plan, and any cash awards granted in connection with the termination of restricted stock units granted under the LTIP.

1.28
“RSU Deferral Account” shall mean an Account or Accounts maintained for each Participant that is credited with Participant voluntary deferrals of RSUs pursuant to the terms of the Plan.

1.29
“RSU Deferral Election” means an election by a Participant, made in accordance with the Plan, to defer the receipt of all or a portion of the Shares underlying a grant of stock-settled RSUs to a date following the vesting date of the original RSU award.

1.30
“Retirement,” “Retire(s),” or “Retired” shall mean, with respect to a Participant, severance from employment from the Company in such a manner as to constitute a “separation from service” as defined under Section 409A of the Code and related Treasury regulations promulgated thereunder, voluntarily or involuntarily, for any reason other than a leave of absence, death or Disability, on or after the attainment of age sixty-two (62). For this purpose, the employment relationship is treated as continuing while a Participant is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months or, if longer, so long as the individual retains a right to reemployment with the Affiliated Group under an applicable statute or by contract. A leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Affiliated Group. If the period of leave exceeds six months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six-month period. For purposes of determining whether a Participant has Retired, a “separation from service” will have occurred only if there is a reasonable expectation that the level of services by the Participant for the Affiliated Group will permanently decrease to 20% or less of the average level of services provided during the previous 36 months (or, if shorter, the actual period of services).

1.31
“Retirement Account” shall have the meaning set forth in Section 5.1.

1.32
“Retirement Benefit” shall mean the benefit set forth in Section 5.1.

1.33
“Scheduled Distribution” shall mean a distribution election as designated by a Participant pursuant to Section 4.1.

1.34
“Shares” shall have the meaning set forth in the LTIP

1.35
“Specified Employee” shall mean any Participant who is determined to be a “key employee” (as defined under Section 416(i) of the Code without regard to paragraph (5) thereof) for the applicable period, as determined annually by the Board in accordance with Treas. Reg.

§1.409A-1(i). In determining whether a Participant is a Specified Employee, the following provisions shall apply:

(a)
The Board’s identification of the individuals who fall within the definition of “key employee” under Section 416(i) of the Code (without regard to paragraph (5) thereof) shall be based upon the 12-month period ending on each December 31 (referred to below as the “identification date”). In applying the applicable provisions of Section 416(i) of the Code to identify such individuals, “compensation” shall be determined in accordance with Treas. Reg. §1.415(c)-2(a) without regard to (i) any safe harbor provided in Treas. Reg. §1.415(c)-2(d), (ii) any of the special timing rules provided in Treas. Reg.§1.415(c)-2(e), and (iii) any of the special rules provided in Treas. Reg. §1.415(c)-2(g); and
(b)
Each Participant who is among the individuals identified as a “key employee” in accordance with part (a) of this Section shall be treated as a Specified Employee for purposes of this Plan if such Participant experiences a Separation from Service during the 12-month period that begins on the April 1St following the applicable identification date.

1.36
“Termination Benefit” shall mean the benefit set forth in Section 5.3.

1.37
“Termination of Employment” shall mean a termination of employment or service with the Affiliated Group in such a manner as to constitute a “separation from service” as defined under Section 409A of the Code and related Treasury regulations promulgated thereunder, voluntarily or involuntarily, for any reason other than Retirement, Disability, or death. For this purpose, the employment or directorship relationship is treated as continuing while a Participant is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months or, if longer, so long as the individual retains a right to reinstatement with the Affiliated Group under an applicable statute or by contract. A leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Affiliated Group. If the period of leave exceeds six months and the Participant does not retain a right to reinstatement under an applicable statute or by contract, the employment or directorship relationship is deemed to terminate on the first day immediately following such six-month period. A Termination of Employment will occur if there is a reasonable expectation that the level of services by the Participant for the Affiliated Group will permanently decrease to 20% or less of the average level of services during the previous 36 months (or, if shorter, the actual period of services).

1.38
“Trust” shall mean one or more rabbi trusts established by the Company in accordance with Article 12 of the Plan as amended from time to time.

1.39
“Unforeseeable Emergency” shall mean a severe financial hardship to the Participant resulting from (i) an illness or accident of the Participant or Beneficiary or his spouse or dependent (as defined in Section 152(a) of the Code without regard to Sections 152(b)(1), 152(b)(2), and 152(d)(1)(B) of the Code),

(ii) loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to the home not otherwise covered by insurance), or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The term “Unforeseeable Emergency” shall be interpreted in a manner consistent with the definition of “unforeseeable emergency” contained in Section 409A of the Code and the regulations promulgated thereunder.

ARTICLE 2

Selection, Enrollment, Eligibility

2.1.
Selection by Board. Participation in the Plan shall be limited to Directors and to those Employees who (i) are highly compensated or management level, and (ii) are selected and approved for participation in the Plan by the Board, in its sole discretion.
2.2.
Enrollment Requirements. As a condition to participation, each Director and selected Employee shall complete, execute and return to the Board an Election Form and a Beneficiary Designation Form, all within 30 days (or such shorter time as the Board may determine) after he or she is selected to participate in the Plan. In addition, the Board shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.
2.3.
Eligibility; Commencement of Participation. Provided that a Director or an Employee selected to participate in the Plan has met all enrollment requirements set forth in the Plan and required by the Board, including returning all required documents to Human Resources within thirty (30) days (or such shorter time as the Board may determine) after he or she is selected to participate in the Plan, that Director or Employee shall commence participation in the Plan on the first day of the month following the month in which the Director or Employee completes all enrollment requirements. If a Director or an Employee fails to meet all such requirements within the period required, that Director or Employee shall not be eligible to participate in the Plan until the first day of the Plan Year following the year of the delivery of the required documents to, and acceptance by, the Company’s Human Resources department.
2.4.
Termination of Future Participation. If the Board determines in good faith that a Participant no longer qualifies as a Director or a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Participant’s ability to defer and to make additional deferral commitments shall cease with respect to calendar years following the calendar year in which such determination is made, although the Participant shall remain subject to all terms and conditions of the Plan for as long as he or she remains a Participant.

ARTICL E 3

Deferral Commitments

3.1.
Maximum Deferral. For each Plan Year, the Board may, but is not required to, establish maximum RSU deferral limits, which may vary for different Participants.
3.2.
Timing of Deferral Elections; Effect of Election Form.
(a)
General Timing Rule for Deferral Elections. Except as otherwise provided in this Section 3.2, in order for a Participant to make a valid election to defer RSUs, the Participant must submit an Election Form on or before the deadline established by the Board, which shall be no later than the December 31 preceding the Plan Year in such RSUs will be granted. The Board may establish different timing rules for deferral of RSUs from time to time, provided that such rules are determined to be in accord with Section 409A of the Code. Any deferral election made in accordance with this Section 3.2(a) shall be irrevocable.
(b)
Timing of Deferral Elections for Newly Eligible Plan Participants. A Director or selected Employee who first becomes eligible to participate in the Plan on or after the beginning of a Plan Year, as determined in accordance with Treas. Reg. §1.409A-2(a)(7)(ii) and the “plan aggregation” rules provided in Treas. Reg. §1.409A-1(c)(2), may be permitted to make an election to defer the portion of RSUs attributable to services to be performed after such election, provided that the Participant submits an Election Form on or before the deadline established by the Board, which in no event shall be later than thirty (30) days after the Participant first becomes eligible to participate in the Plan.

Any deferral election made in accordance with this Section 3.2(b) shall become irrevocable no later than the 30th day after the date the Director or selected Employee becomes eligible to participate in the Plan.

(c)
Timing of Special Deferral Elections for RSUs Subject to the Short-Term Deferral Exception. Subject to the limitations described below, an irrevocable deferral election will be permitted prior to the Effective Date for unvested RSUs that were granted prior to the Effective Date. Such a Special Deferral Election will only be permissible with respect to RSUs that are determined to qualify for the short-term deferral exception set forth in Treasury Regulation Section 1.409A-1(b)(4), and such Special Deferral Election must comply with the requirements of Treasury Regulation Section 1.409A- 2(a)(4). The Special Deferral Election will only apply to RSUs that otherwise would have become vested at least twelve (12) months following the date of the Special Deferral Election, and such RSUs must be deferred for a period of at least five (5) years following the date on which they otherwise would have become vested (except in the case of a Change in Control, if the Participant so elects).
3.3.
Withholding and Crediting of RSUs. For each Plan Year, Shares attributable to RSUs that otherwise would have become vested and delivered to the Participant shall instead be delivered to the Trust, and shall be credited to his or her RSU Account as soon as reasonably practicable after such amounts would otherwise have been paid to the Participant.

3.4.
Vesting. A Participant shall at all times be 100% vested in his or her RSU and Dividend Contribution Accounts.
3.5.
Deferral Accounts. The Company shall establish Accounts for each Participant under the Plan for each tranche of deferred RSUs, as well as the Participant’s Dividend Contribution Account and an Investment Account. Deferred RSUs shall remain credited and denominated as RSUs or Shares in the RSU Deferral Account, subject to an investment election made by the Participant to transfer the value, or a portion of, the RSU Deferral Account to the Investment Account pursuant to Section 3.6. A Participant’s Dividend Contribution Account may be transferred to the Investment Account pursuant to the Participant’s election pursuant to Section 3.6. Cash deferred to directly to the Investment Account, or transferred from the RSU Deferral Account or Dividend Contribution Account, will be allocated the Investment Fund(s) elected by the Participant. A Participant’s Deferral Accounts shall be credited as follows:

(a)
As soon as reasonably practicable after amounts are permitted to be invested in Investment Fund, the Board shall credit the applicable Investment Funds of the Participant’s applicable Account(s), or subaccounts, with an amount determined as set forth herein, and the portion of the Participant’s Account(s) that the Participant has deemed to be invested in a certain type of investment fund shall be credited to the investment fund subaccount corresponding to that investment fund;

(b)
Each business day, each Investment Fund subaccount of a Participant’s Account(s) shall be credited with earnings or losses in an amount equal to that determined by multiplying the balance credited to such Investment Fund subaccount as of the prior day by the rate of net gain or loss for the corresponding Investment Fund for that day; and

(c)
A Participant’s deferrals into the Plan shall be accounted for in a manner which allows separate accounting for the deferrals and investment gains and losses associated with amounts allocated to each separate Account.

(d)
Each of the Participant’s investment fund subaccounts shall be reduced pro rata from the applicable Account by the amount of any distributions made to the Participant, as of the date of the distribution.
3.6.
Investment Elections.
(a)
The Board shall select from time to time, in its sole and absolute discretion, commercially available investment funds to be used to determine the amount of earnings or losses to be credited to the Participant’s Accounts under the Plan (the “Investment Funds”). A Participant may elect to transfer all or a portion of the RSU Deferral Account and/or the Dividend Contribution Account to the Investment Account to be invested in the Investment Funds, and a Participant may elect to transfer all or a portion of the Investment Account and/or the Dividend Contribution Account to the RSU Deferral Account. Such elections may be made no more frequently than once per fiscal quarter (or as further limited in the discretion of the Board) and shall be processed on, or as soon as practicable following, the first business day of the following fiscal quarter.

(b)
Each Participant shall designate, on the Election Form or thereafter, the Investment Fund or Funds in which the Participant’s applicable Accounts (including the Dividend Contribution Account) will be deemed to be invested for purposes of determining the amount of earnings or losses to be allocated to that Account. The Participant may specify that the deemed investment be, in whole percentage increments, in one or more of the investment funds as communicated from time to time. Effective as of any business day, a Participant may change this investment designation by filing a change of election and making a new designation. If a Participant does not elect any of the investment funds as described in this Section for one or more Accounts, the applicable Account balance shall automatically be allocated into the lowest-risk investment fund, as determined by the Board, in its sole discretion. Notwithstanding the foregoing, the Board, in its sole discretion, may impose limitations on the frequency with which one or more of the investment funds elected in accordance with this Section may be added or deleted by such Participant; furthermore, the Board, in its sole discretion, may impose limitations on the frequency with which the Participant may change the portion of his or her Accounts allocated to each previously or newly elected Investment Fund.

Notwithstanding any other provision of the Plan that may be interpreted to the contrary, the investment funds selected by the Board or designation of investment funds by a Participant shall not be considered or construed in any manner as an actual investment of the Participant’s Account Balance in any such investment fund. In the event that the Company or the Trustee, in its sole and absolute discretion, shall invest funds in any or all of the selected investment funds, no Participant shall have any rights in or to such investments. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall remain at all times an unsecured creditor of the Company.

3.7.
FICA and Other Taxes With Respect to Employee Participants.
(a)
Annual Deferrals. For each Plan Year in which deferrals of RSUs are being withheld from a Participant who is an employee of the Company, the Company shall withhold from that portion of the Participant’s other compensation that is not being deferred, in a manner determined by the Board, the Participant’s share of FICA and other employment taxes on such deferrals. If necessary, the Board may reduce the deferrals into this Plan in order to comply with this Section.

(b)
Distributions. The Company, or the trustee of the Trust, shall withhold from any payments made to a Participant under the Plan all federal, state and local income, employment and other taxes required to be withheld by the Company, or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Company and the trustee of the Trust.
3.8.
Taxes With Respect to Director Participants. In the case of a Participant who is a Director, the Company shall not withhold taxes from any RSU Deferrals for purposes of any state, local, or federal tax obligations. If state, local, or federal tax obligations arise from participation in the Plan that apply to an amount deferred under the Plan before such amount is paid or made available to the Participant, the Company shall pay a portion of such deferred amount by distribution directly to the Participant. In no event shall the total payment thereunder exceed the aggregate amount of taxes due.

ARTICLE 4

Scheduled Distributions; Unforeseeable Emergencies

4.1.
Scheduled Distributions.
(a)
Scheduled Distribution Elections. Prior to each Plan Year, Participants shall be entitled to designate the distribution the amounts deferred during the applicable Plan Year as a Scheduled Distribution. In the case of a Participant who has elected to receive a Scheduled Distribution, such Participant shall receive the vested balance in the applicable Accounts or subaccounts, with respect to the specified deferrals, which have been elected by the Participant. The Board shall determine the earliest commencement date pursuant to a schedule of applicable Benefit Distribution Date(s) that may be elected by the Participant for each Scheduled Distribution and such date(s) shall be indicated on the Election Form. The Participant shall indicate on the Election Form whether he or she elects to receive the Scheduled Distribution in a single lump sum or pursuant to an Annual Installment Method of up to five (5) years. Participant may delay and change the form of a Scheduled Distribution, provided such revision complies with the requirements of Section 4.2 below.

(b)
Small Benefit Exception. Notwithstanding the distribution form elected, if at the time of a Scheduled Distribution the balance of a Participant’s total Account Balance is less than or equal to the limit set in Code Section 401(a)(17) ($23,500 for 2024 and as indexed each year), the portion of the Participant’s Account Balance subject to the Scheduled Distribution may be paid in the form of a single cash lump sum at such time.
(c)
Payment. The Benefit Distribution Date of a Scheduled Distribution shall be the first business day of April of the Plan Year in which the distribution is elected to commence, and the applicable vested Deferral Account shall be calculated as of the last business day of March of such Plan Year in accordance with the Annual Installment Method. Subsequent installments, if any, shall be calculated as of the last business day of March of each succeeding Plan Year in accordance with the Annual Installment Method, and shall be made in April of such succeeding Plan Year. Distributions from the RSU Deferral Account shall be distributed in the form of Shares. Distributions from the Investment Account and Dividend Contribution Account shall be distributed in the form of cash. If a Participant’s Account is allocated to different accounts, subaccounts, or investment funds, each payment should made from each such account, subaccount, or investment fund pro rata in the proportion that the value of each account, subaccount, or investment funds bears to the entire Account Balance.

(d)
Relationship to Other Benefits.

(i)
In the event that distribution of a Participant’s Account is triggered prior to commencement of a Scheduled Distribution by an event under Article 5, the amounts subject to such Scheduled Distribution shall not be distributed under this Article 4, but rather shall be distributed in accordance with the applicable Section of Article 5.

(ii)
In the event of a Participant’s Termination of Employment, Disability, death, or in the event of a Change in Control to which an election to receive a Change in Control benefit has been made under Article 5, in each case after a Scheduled Distribution has commenced installment payments, the amounts subject to such Scheduled Distribution shall not be distributed under this Article 4, but rather shall be distributed in accordance with the applicable Section of Article 5.
(iii)
In the event of a Participant’s Retirement after a Scheduled Distribution has commenced installment payments, such Scheduled Distribution benefits shall continue to be paid at the same time and in the same form as they would have been paid to the Participant had the Retirement not occurred.
4.2.
Postponing Scheduled Distributions. A Participant may elect to change the form of payment or postpone a Scheduled Distribution described in Section 4.1 above, and have such amount paid out after an allowable alternative Benefit Distribution Date designated in accordance with this Section 4.2. In order to make such an election, the Participant must submit an Election Form in accordance with the following criteria:
(a)
The election of the new Benefit Distribution Date or form of payment for the Scheduled Distribution shall have no effect until at least twelve (12) months after the date on which the election is made;
(b)
The election change for the Scheduled Distribution shall result in a new Benefit Distribution Date that must be no sooner than five (5) years after the previously designated Benefit Distribution Date (except as is otherwise permissible under Treasury Regulation Section 1.409A-2(b)(1)(ii));
(c)
The election must be made at least twelve (12) months prior to the Participant’s previously designated Benefit Distribution Date for such Scheduled Distribution; and
(d)
Payment of the Scheduled Distribution in accordance with the revised Benefit Distribution Date shall be made in accordance with this Section 4.2.
4.3.
Unforeseeable Emergencies. If the Participant experiences an Unforeseeable Emergency, the Participant may petition the Board to cancel his or her deferral commitments or to receive a partial or full distribution under the Plan. In the case of a distribution, any such payout shall not exceed the lesser of (i) the Participant’s Account Balance, calculated as if such Participant were receiving a Termination Benefit, or (ii) the amount reasonably needed to satisfy the Unforeseeable Emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the payout, after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent such liquidation would not itself cause severe financial hardship). lf, subject to the sole discretion of the Board, the petition for a cancellation of deferral elections and/or payout is approved, the cancellation shall take effect upon the date of approval, and any payout shall be made within 60 days of the date of approval. In addition, in the event a Participant receives a hardship distribution under the Company’s qualified 401(k) plan pursuant to Treas. Reg. §1.401(k)-1(d)(3), the Board may (i) cancel the Participant’s current deferral elections under this Plan and/or (ii) preclude the Participant from submitting additional deferral elections pursuant to Article 3, to the extent deemed necessary to comply with Treas. Reg. §1.401(k)-1(d)(3).

ARTICLE 5

Benefits

5.1.
Retirement Benefit. If a Participant Retires, the Participant shall be eligible to receive his or her vested Account that is designated as a “Retirement Account” (and any uncommenced Accounts designated as Scheduled Distributions, except as otherwise provided in Section 4.2) in either a lump sum or annual installment payments, as elected by the Participant in accordance with this Section 5.1 (the “Retirement Benefit”). A Participant’s Retirement Benefit shall be calculated as of the close of business on or around the applicable Benefit Distribution Date for such benefit, which shall be (i) the last business day of the sixth month following the month in which the Participant Retires if the Participant is a Specified Employee, and (ii) for all other Participants, the last business day of the month in which the Participant Retires; provided, however, if a Participant changes the form of distribution for such Retirement Account, the Benefit Distribution Date shall be determined in accordance with Section 5.1(b).
(a)
Payment of Retirement Benefit. In connection with the Participant’s establishment of the Deferral Account that is designated as a Retirement Account, the Participant shall elect the form in which the Retirement Account shall be distributed. The Participant may elect to receive such Retirement Account in the form of a lump sum or pursuant to an Annual Installment Method of up to fifteen (15) years. If a Participant does not make any election with respect to the payment of the Retirement Account, then the Participant shall be deemed to have elected to receive such Retirement Account as a lump sum in the event of his or her Retirement.
(b)
Changes to Form of Payment. A Participant may change the form of payment for the Retirement Account by submitting an Election Form in accordance with the following criteria:
(i)
The new Benefit Distribution Date for such Retirement Account shall be five (5) years after the Benefit Distribution Date that would otherwise have been applicable to such Retirement Account; and
(ii)
The election must be made at least twelve (12) months prior to the Benefit Distribution Date that would otherwise have been applicable to such Retirement Account. Subject to the requirements of this Section 5.1(b), the Election Form most recently accepted by the Board that has become effective shall govern the form of payout of such Retirement Account.

5.2.
Payment. The lump sum payment shall be made, or installment payments shall commence in accordance with the Annual Installment Method, no later than sixty (60) days after the applicable Benefit Distribution Date. Subsequent installments, if any, shall be calculated in accordance with the Annual Installment Method as of the last business day of March of each Plan Year following the Plan Year in which the initial installment payment occurs, and shall be made in April of such succeeding Plan Year. Distributions from the RSU Deferral Account shall be distributed in the form of Shares. Distributions from the Investment Account and Dividend Contribution Account shall be distributed in the form of cash. If a Participant’s Account is allocated to different accounts, subaccounts, or investment funds, each payment should made from each such account, subaccount, or investment fund pro rata in the proportion that the value of each account, subaccount, or investment funds bears to the entire Account Balance.
5.3.
Death Benefit. In the event that the Participant dies prior to complete distribution of his or her Account Balance, the Participant’s Beneficiary shall receive a death benefit equal to the remaining amount credited to the Participant’s Deferral Accounts in a lump sum. The lump sum payment shall be made no later than sixty (60) days after the date of the Participant’s death.
5.4.
Termination Benefit. If a Participant experiences a Termination of Employment, the Participant shall receive his or her vested Account Balance in the form of a lump sum payment (the “Termination Benefit”) A Participant’s Termination Benefit shall be calculated as of the close of business on or around the Benefit Distribution Date for such benefit, which shall be (i) the last business day of the sixth month following the month in which the Participant experiences the Termination of Employment if the Participant is a Specified Employee, and (ii) for all other Participants, the last business day of the month in which the Termination of Employment occurs. The lump sum payment shall be made no later than sixty (60) days after the applicable Benefit Distribution Date for the Termination Benefit, except as otherwise provided in Section 4.2.
5.5.
Disability Benefit. If a Participant becomes Disabled prior to the Participant’s Retirement or Termination of Employment, the Participant shall receive his or her vested Account Balance in the form of a lump sum payment (the “Disability Benefit”). The Disability Benefit shall be calculated as of the close of business on or around the Participant’s Benefit Distribution Date for such benefit, which shall be the date on which the Participant became Disabled. The Disability Benefit shall be paid to the Participant no later than sixty (60) days after the Participant’s Benefit Distribution Date.
5.6.
Change in Control Benefit; Election. A Participant, in connection with his or her commencement of participation in the Plan, shall have an opportunity to elect to receive the total amount of his or her Account Balance in the form of a lump sum payment in the event that a Change in Control occurs prior to the Participant’s Retirement or Termination of Employment from the Company (the “Change in Control Benefit”). The Change in Control Benefit, if any, shall be calculated as of the close of business on or around the Participant’s Benefit Distribution Date for the Change in Control Benefit, which shall be the date on which the Change in Control occurs, and shall be paid to the Participant no later than sixty (60) days after the Participant’s Benefit Distribution Date. If a Participant elects not to receive a Change in Control Benefit, or fails to make an election in connection with his or her commencement of participation in the Plan, the Participant’s Accounts shall be paid in accordance with the other applicable provisions of the Plan.
5.7.
Limitation on Specified Employees. Notwithstanding any other provision of the Plan to the contrary, no payment triggered by the “separation from service,” as determined in accordance with Section 409A of the Code, of a Participant that is a Specified Employee shall be made during the six month period following his or her “separation from service”, except in the event of death. Any payment that otherwise would have been made during such six month period shall instead be distributed on the first day of the seventh month following the separation from service.

ARTICLE 6

Beneficiary Designation

6.1.
Beneficiaries. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under the Plan may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Participant participates.
6.2.
Beneficiary Designation; Change. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Board. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Board’s rules and procedures, as in effect from time to time. Upon the acceptance by the Board of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Board shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Board prior to his or her death.
6.3.
Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Board.
6.4.
No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 6.1, 6.2 and 6.3 above or, if all Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the Participant’s estate.
6.5.
Doubt as to Beneficiary. If the Board has any doubt as to the proper Beneficiary to receive payments pursuant to the Plan, the Board shall have the right, exercisable in its discretion, to cause the Company to withhold such payments until this matter is resolved to the Board’s satisfaction.

6.6.
Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company and the Board from all further obligations under the Plan with respect to the Participant, and that Participant’s participation in the Plan shall terminate upon such full payment of benefits.

ARTICLE 7

Leave of Absence

7.1.
If a Participant is authorized by the Company for any reason to take a paid or unpaid leave of absence from the employment of the Company, the Participant shall continue to be considered employed by the Company, to the extent consistent with the requirements for a “separation from service” under Section 409A of the Code. If a Participant is authorized to take a paid leave of absence from the Company, the Participant’s deferrals shall continue to be withheld during such paid leave of absence in accordance with Section 3.2.

ARTICLE 8

Termination, Amendment or Modification

8.1.
Termination. Although the Company anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Company will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, the Company reserves the right to terminate the Plan at any time by action of the Board. Upon the termination of the Plan, all Account Balances shall remain subject to the terms of the Plan and the elections made in the applicable Election Forms. Notwithstanding the foregoing, to the extent permitted by Treas. Reg. §1.409A-3(j)(4)(ix), the Board may provide that upon termination of the Plan, all Account Balances of the Participants shall be distributed, subject to and in accordance with any rules established by the Company deemed necessary to comply with the applicable requirements and limitations of Section 409A of the Code.
8.2.
Amendment. The Company may, at any time, amend or modify the Plan in whole or in part by the action of the Board; provided, however, that: (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant’s Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification, and (ii) no amendment or modification of this Section 8.2 of the Plan shall be effective. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification. The Company specifically reserves the right to amend the Plan to conform the provisions of the Plan to the guidance issued by the Secretary of the Treasury with respect to Section 409A of the Code, in accordance with such guidance.

8.3.
Effect of Payment. The full payment of the applicable benefit under the Plan shall completely discharge all obligations to a Participant and his or her Beneficiaries under the Plan and the Participant’s participation in the Plan shall terminate.

ARTICLE 9

Administration

9.1.
Administrative Duties. To the extent that ERISA applies to the Plan, the Company shall be the “named fiduciary” of the Plan and the “plan administrator” of the Plan. The Board shall be responsible for the general administration of the Plan. The Board will, subject to the terms of the Plan, have the authority to: (i) approve for participation employees who are recommended for participation by the Chief Executive Officer of the Company, (ii) adopt, alter, and repeal administrative rules and practices governing the Plan, (iii) interpret the terms and provisions of the Plan, and (iv) otherwise supervise the administration of the Plan. All decisions by the Board will be made with the approval of not less than a majority of its members. Notwithstanding the foregoing, the Board may delegate any of its authority to any other person or persons that it deems appropriate.
9.2.
Agents. In the administration of the Plan, the Board may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Company.
9.3.
Binding Effect of Decisions. All decisions by the Board, and by any other person or persons to whom the Board has delegated authority, shall be final and conclusive and binding upon all persons having any interest in the Plan.
9.4.
Indemnity of Board. The Company shall indemnify and hold harmless the members of the Board and any Employee to whom the duties of the Board may be delegated against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to the Plan, except in the case of willful misconduct by the Board, any of its members, or any such Employee.
9.5.
Information. To enable the Board (or any person to whom the Board has delegated its authority) to perform its functions, the Company shall supply full and timely information to the Board on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Board may reasonably require.

ARTICLE 10

Other Benefits and Agreements

10.1.
Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Company. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 11

Claims Procedures

11.1.
Procedures for Handling Claims. In accordance with the provisions of Section 503 of ERISA, the Company shall provide a procedure for handling claims for benefits under the Plan. The procedure shall be in accordance with the regulations issued by the Secretary of Labor and provide adequate written notice within a reasonable period of time with respect to a claim denial. The procedure shall also provide for a reasonable opportunity for a full and fair review by the Company of any claim denial.

ARTICLE 12

Trust

12.1.
Establishment of the Trust. The Company may establish one or more Trusts to which the Company may transfer such assets as the Company determines in its sole discretion to assist in meeting its obligations under the Plan.

12.2.
Interrelationship of the Plan and the Trust. The provisions of the Plan and the Participant’s Election Forms shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Company, Participants and the creditors of the Company to the assets transferred to the Trust. Notwithstanding the foregoing, the Participant shall remain at all times an unsecured creditor of the Company and shall have no right or claim to any of the assets of the Trust.

12.3.
Distributions From the Trust. The Company’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Company’s obligations under the Plan. The Company may satisfy its obligations under the Plan by paying such benefits directly to the Participant and seek reimbursement of such payments from the Trust.

ARTICLE 13

Miscellaneous

13.1.
Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Section 401(a) of the Code and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for Directors and a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

13.2.
Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company. For purposes of the payment of benefits under the Plan, any and all of the Company’s assets shall be, and remain, the general, unpledged unrestricted assets of the Company. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.
13.3.
Company’s Liability. The Company’s liability for the payment of benefits shall be defined only by the Plan and the Participant’s Election Forms. The Company shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Election Forms.
13.4.
Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, or be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.
13.5.
Not a Contract of Employment. The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between the Company and the Participant, either expressed or implied. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of the Company, or to interfere with the right of the Company to discipline or discharge the Participant at any time.
13.6.
Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Board by furnishing any and all information requested by the Board and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder.
13.7.
Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.
13.8.
Captions. The captions of the articles, sections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.
13.9.
Governing Law. Except to the extent that federal law applies, the provisions of the Plan shall be construed and interpreted according to the internal laws of the State of New Jersey without regard to its conflicts of laws principles.

13.10.
Notice. Any notice or filing required or permitted to be given to the Board under the Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Board of Directors

Peapack-Gladstone Financial Corporation 500 Hills Drive

Suite 300

P.O. Box 700 Bedminster, NJ 07921

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under the Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

13.11.
Successors. The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant’s Beneficiaries.

13.12.
Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.
13.13.
Validity. In case any provision of the Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.
13.14.
Incompetent. If the Board determines in its discretion that a benefit under the Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Board may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Board may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.
13.15.
Court Order. The Board is authorized to make any payments directed by court order in any action in which the Plan or the Board has been named as a party. In addition, notwithstanding any provision in this Plan to the contrary, in the event that the Company receives a domestic relations order, as defined in Section 414(p)(1)(B) of the Code, pursuant to which a court has determined that a spouse or former spouse of a Participant (an “alternate payee”) has an interest in the Participant’s benefits under the Plan, the Company shall have the right to honor and comply with such order by distributing some or all of the Participant’s vested interest under the Plan to such alternate payee to the extent necessary to fulfill such domestic relations order, provided that such distribution is in accordance with the requirements of Section 409A of the Code, and further provided that no such order may accelerate or otherwise change the timing of the distribution that otherwise would have been made to the Participant.
13.16.
No Acceleration of Benefits. The acceleration of the time or schedule of any payment under the Plan is not permitted, except as provided in regulations by the Secretary of the Treasury.
13.17.
Compliance with Section 409A of the Code and Securities Laws. This Plan is intended to comply with the requirements of Section 409A of the Code (and all applicable Treasury Regulations and other guidance issued thereunder) and shall be operated and interpreted consistent with that intent. Notwithstanding any provisions of the Plan or any Election Form to the contrary, no otherwise permissible election under the Plan shall be given effect that would result in the taxation of any amount under Section 409A of the Code. The Plan shall also be administered in accordance with the requirements of all federal and state securities laws, including but not limited to the requirements of the Securities Exchange Act of 1934.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has signed this Plan document on the __ day of ________________, 2024

PEAPACK-GLADSTONE FINANCIAL CORPORATION

By:	Douglas L. Kennedy	By:	Frank Cavallaro
Title:	President & CEO	Title:	Sr. EVP, Chief Financial Officer